Exhibit 99.1

2U, Inc. Reports Results for Full-Year and Fourth Quarter 2020

Delivers revenue growth of 35% for the full year

Reports significant improvements to profitability measures

LANHAM, Md. — February 11, 2021 — 2U, Inc. (Nasdaq: TWOU), a global leader in education technology, today reported financial and operating results for the full-year and fourth quarter ended December 31, 2020.

Results for Full-Year 2020 Compared to Full-Year 2019

•	Revenue increased 35% to $774.5 million
•	Degree Program Segment revenue increased 17% to $486.7 million
•	Alternative Credential Segment revenue increased 83% to $287.8 million
•	Net loss improved $18.7 million to $216.5 million, or $3.22 per share
•	Total cash balance increased to $518.9 million

Non-GAAP Results for Full-Year 2020 Compared to Full-Year 2019

•	Adjusted EBITDA improved by $40.0 million to $16.1 million
•	Adjusted net loss improved by $8.1 million to $63.7 million, or $0.97 per share

Results for Fourth Quarter 2020 Compared to Fourth Quarter 2019

•	Revenue increased 32% to $215.3 million
•	Degree Program Segment revenue increased 21% to $130.5 million
•	Alternative Credential Segment revenue increased 54% to $84.8 million
•	Net loss improved $6.9 million to $37.7 million, or $0.52 per share

Non-GAAP Results for Fourth Quarter 2020 Compared to Fourth Quarter 2019

•	Adjusted EBITDA improved by $13.8 million to $18.8 million
•	Adjusted net loss improved by $7.1 million to $4.0 million, or $0.06 per share

“In the face of the unprecedented challenges 2020 presented for our society and the economy globally, 2U delivered excellent results that I believe are a testament to the underlying strength of our business and the value our shared success model continues to deliver for our partners and students,” Co-Founder and Chief Executive Officer, Christopher “Chip” Paucek said. “2U’s unmatched scale and the quality, diversity, and breadth of our growing portfolio of degree and non-degree offerings from great nonprofit universities around the world has solidified our position as the digital transformation partner of choice in edtech, and we believe sets us on a clear path forward for strong, profitable growth in 2021 and beyond.”

“We executed on our commitment to balance strong revenue growth with margin improvements while driving towards free cash flow and greatly increasing our liquidity and financial flexibility throughout the year,” said Chief Financial Officer, Paul Lalljie. “We believe we are well positioned to continue to grow profitably, invest for the future, and drive sustainable value for our shareholders. Our guidance for 2021 reflects confidence in our ability to maintain strong growth while making significant improvements in profitability.”

Discussion of 2020 Results

Revenue for the year totaled $774.5 million, a 35% increase from $574.7 million in 2019. This increase was driven by a 17% increase in Degree Program Segment revenue to $486.7 million and an 83% increase in Alternative Credential Segment revenue to $287.8 million. The increase in revenue from the Alternative Credential Segment included incremental revenue of $95.6 million from Trilogy, which was acquired in May 2019.

Revenue for the fourth quarter totaled $215.3 million, a 32% increase from $163.2 million in the fourth quarter of 2019. Degree Program Segment revenue grew 21% to $130.5 million, primarily driven by a 40% increase in full course equivalent (“FCE”) enrollments. Alternative Credential Segment revenue grew 54% to $84.8 million, driven by a 52% increase in FCE enrollments.

Costs and expenses for the year totaled $953.5 million, a 16% increase from 2019. The increase in costs was primarily driven by increased expense from the addition of Trilogy, higher personnel and personnel-related expenses, curriculum and teaching costs, and depreciation and amortization expense. These increases were partially offset by savings related to efficiency initiatives and COVID-19 related savings, particularly from travel and related expense.

Costs and expenses for the fourth quarter totaled $245.3 million, a 20% increase from $204.5 million in the fourth quarter of 2019. The increase in costs was primarily driven by higher personnel and personnel-related expenses, curriculum and teaching costs, and depreciation and amortization expense. These increases were partially offset by savings related to efficiency initiatives and COVID-19 related savings, particularly from travel and related expense.

As of December 31, 2020, the company’s cash, cash equivalents and restricted cash totaled $518.9 million, an increase of $329.0 million from $189.9 million as of December 31, 2019.

Business Outlook for Fiscal Year 2021

The company provided guidance for the full-year 2021 for the following metrics:

•	Revenue to range from $910.0 million to $945.0 million, or growth of 17% to 22%
•	Net loss to range from $185.0 million to $165.0 million
•	Adjusted EBITDA to range from $45.0 million to $65.0 million

Segment Name Change

As of the date of this earnings release, the company has changed the name of its Graduate Program Segment to Degree Program Segment because this segment now includes undergraduate degree programs.

Non-GAAP Measures

To provide investors and others with additional information regarding 2U’s results, the company has disclosed the following non-GAAP financial measures: adjusted EBITDA (loss), unlevered free cash flow, adjusted net income (loss), and adjusted net income (loss) per share. The company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The company defines adjusted EBITDA (loss) as net income or net loss, as applicable, before net interest income (expense), foreign currency gains or losses, taxes, depreciation and amortization expense, deferred revenue fair value adjustments, transaction costs, integration costs, restructuring-related costs, stockholder activism costs, certain litigation-related costs, consisting of fees for certain non-ordinary course litigation and other proceedings, impairment charges, losses on debt extinguishment, and stock-based compensation expense. The company defines unlevered free cash flow as net cash provided by (used in) operating activities, less capital expenditures, payments to university clients, certain non-ordinary cash payments, and cash interest payments on debt. The company defines adjusted net income (loss) as net income or net loss, as applicable, before foreign currency gains or losses, acquisition-related gains or losses, deferred revenue fair value adjustments, transaction costs, integration costs, restructuring-related costs, stockholder activism costs, certain litigation-related costs, consisting of fees for certain non-ordinary course litigation and other proceedings, impairment charges, losses on debt extinguishment, and stock-based compensation expense. Adjusted net income (loss) per share is calculated as adjusted net income (loss) divided by diluted weighted-average shares of common stock outstanding for periods that result in adjusted net income, and basic weighted-average shares outstanding for periods that result in an adjusted net loss. Some of the adjustments described in the definitions of adjusted EBITDA (loss), unlevered free cash flow, and adjusted net income (loss) may not be applicable in any given reporting period and they may vary from period to period.

The company’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, to understand cash that is generated by or available for operational expenses and investment in the business after capital expenditures, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate the company’s financial performance. Management believes these non-GAAP financial measures reflect the company’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in the company’s business as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the company’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The use of adjusted EBITDA (loss), unlevered free cash flow, adjusted net income (loss), and adjusted net income (loss) per share measures has certain limitations, as they do not reflect all items of income and expense that affect the company’s operations. The company compensates for these limitations by reconciling the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review the company’s financial information in its entirety and not rely on a single financial measure.

Conference Call Information

What:	2U, Inc.’s fourth quarter and full-year 2020 financial results conference call
When:	Thursday, February 11, 2021
Time:	4:30 p.m. ET
Live Call:	(833) 900-2243
Conference ID #:	5949476
Webcast:	investor.2U.com

About 2U, Inc. (Nasdaq: TWOU)

Eliminating the back row in higher education is not just a metaphor—it’s our mission. For more than a decade, 2U, Inc., a global leader in education technology, has been a trusted partner and brand steward of great universities. We build, deliver, and support more than 500 digital and in-person educational offerings, including undergraduate and graduate degrees, professional certificates, Trilogy-powered boot camps, and GetSmarter short courses. Together with our partners, 2U has positively transformed the lives of more than 300,000 students and lifelong learners. To learn more, visit 2U.com. #NoBackRow

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding 2U, Inc.’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding future results of operations and financial position of 2U, including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. The company undertakes no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, but not limited to:

•	trends in the higher education market and the market for online education, and expectations for growth in those markets;

•	the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies;

•	the impact of competition on the company’s industry and innovations by competitors;

•	the company’s ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security;

•	the company’s expectations about the potential benefits of its cloud-based software-as-a-service technology and technology-enabled services to university clients and students;

•	the company’s dependence on third parties to provide certain technological services or components used in its platform;

•	the company’s expectations about the predictability, visibility and recurring nature of its business model;

•	the company’s ability to meet the anticipated launch dates of its degree programs, short courses and boot camps;

•	the company’s ability to acquire new university clients and expand its degree programs, short courses and boot camps with existing university clients;

•	the company’s ability to successfully integrate the operations of its acquisitions, including Trilogy, to achieve the expected benefits of its acquisitions and manage, expand and grow the combined company;

•	the company’s ability to refinance its indebtedness on attractive terms, if at all, to better align with its focus on profitability;

•	the company’s ability to service its substantial indebtedness and comply with the covenants and conversion obligations contained in the indenture governing its convertible senior notes and the credit agreement governing its revolving credit facility;

•	the company’s ability to generate sufficient future operating cash flows from recent acquisitions to ensure related goodwill is not impaired;

•	the company’s ability to execute its growth strategy in the international, undergraduate and non-degree alternative markets;

•	the company’s ability to continue to recruit prospective students for its offerings;

•	the company’s ability to maintain or increase student retention rates in its degree programs;

•	the company’s ability to attract, hire and retain qualified employees;

•	the company’s expectations about the scalability of its cloud-based platform;

•	potential changes in regulations applicable to the company or its university clients;

•	the company’s expectations regarding the amount of time its cash balances and other available financial resources will be sufficient to fund its operations;

•	the impact and cost of stockholder activism;

•	the impact of any natural disasters or public health emergencies, such as the coronavirus disease 2019 (“COVID-19”) pandemic;

•	the company’s expectations regarding the effect of the capped call transactions and regarding actions of the option counterparties and/or their respective affiliates; and

•	other factors beyond the company’s control.

These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and other SEC filings. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Relations Contact: Ken Goff, 2U, Inc., investorinfo@2U.com

Media Contact: Glenda Felden, 2U, Inc., media@2U.com

2U, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$500,629	$170,593
Restricted cash	18,237	19,276
Accounts receivable, net	46,663	33,655
Prepaid expenses and other assets	39,353	37,424
Total current assets	604,882	260,948
Property and equipment, net	52,734	57,643
Right-of-use assets	60,785	43,401
Goodwill	415,830	418,350
Amortizable intangible assets, net	312,770	333,075
Other assets, non-current	97,263	73,413
Total assets	$1,544,264	$1,186,830
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$130,674	$87,266
Deferred revenue	75,493	48,833
Lease liability	10,024	7,320
Other current liabilities	21,178	12,535
Total current liabilities	237,369	155,954
Long-term debt	273,173	246,620
Deferred tax liabilities, net	2,810	5,133
Lease liability, non-current	83,228	66,974
Other liabilities, non-current	6,694	899
Total liabilities	603,274	475,580
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 72,451,521 shares issued and outstanding as of December 31, 2020; 63,569,109 shares issued and outstanding as of December 31, 2019	72	63
Additional paid-in capital	1,646,574	1,197,379
Accumulated deficit	(695,872)	(479,388)
Accumulated other comprehensive loss	(9,784)	(6,804)
Total stockholders’ equity	940,990	711,250
Total liabilities and stockholders’ equity	$1,544,264	$1,186,830

2U, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(unaudited)		(unaudited)
Revenue	$215,294	$163,178	$774,533	$574,671
Costs and expenses
Curriculum and teaching	31,081	21,925	107,968	63,270
Servicing and support	32,488	27,372	125,851	98,890
Technology and content development	42,909	35,504	155,949	115,473
Marketing and sales	92,550	82,164	390,174	342,395
General and administrative	46,319	37,549	173,526	131,020
Impairment charge	—	—	—	70,379
Total costs and expenses	245,347	204,514	953,468	821,427
Loss from operations	(30,053)	(41,336)	(178,935)	(246,756)
Interest income	(26)	713	1,354	5,800
Interest expense	(7,742)	(5,289)	(27,317)	(13,419)
Loss on debt extinguishment	—	—	(11,671)	—
Other income (expense), net	230	386	(1,429)	(707)
Loss before income taxes	(37,591)	(45,526)	(217,998)	(255,082)
Income tax (expense) benefit	(66)	942	1,514	19,860
Net loss	$(37,657)	$(44,584)	$(216,484)	$(235,222)
Net loss per share, basic and diluted	$(0.52)	$(0.70)	$(3.22)	$(3.83)
Weighted-average shares of common stock outstanding, basic and diluted	72,228,308	63,481,130	67,142,976	61,393,666
Other comprehensive income (loss)
Foreign currency translation adjustments, net of tax of $0 for all periods presented	10,064	5,695	(2,980)	1,710
Comprehensive loss	$(27,593)	$(38,889)	$(219,464)	$(233,512)

2U, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2020	2019	2018
	(unaudited)
Cash flows from operating activities
Net loss	$(216,484)	$(235,222)	$(38,330)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Non-cash interest expense	16,267	1,153	108
Depreciation and amortization expense	96,469	69,843	32,785
Stock-based compensation expense	82,042	51,504	31,410
Non-cash lease expense	15,153	11,725	—
Provision for credit losses	4,642	1,425	—
Impairment charge	—	70,379	—
Loss on debt extinguishment	11,671	—	—
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Accounts receivable, net	(17,877)	11,949	(18,497)
Payments to university clients	1,889	(21,675)	(11,322)
Prepaid expenses and other assets	(28,267)	(6,845)	(4,932)
Accounts payable and accrued expenses	11,322	17,081	4,724
Accrued compensation and related benefits	30,637	(5,539)	4,046
Deferred revenue	26,061	10,014	1,527
Other liabilities, net	(5,364)	(29,748)	(6,351)
Other	1,443	1,982	1,712
Net cash provided by (used in) operating activities	29,604	(51,974)	(3,120)
Cash flows from investing activities
Purchase of a business, net of cash acquired	(949)	(388,004)	—
Additions of amortizable intangible assets	(62,784)	(64,923)	(65,190)
Purchases of property and equipment	(6,517)	(13,421)	(11,996)
Purchase of investments	—	(10,000)	(25,000)
Proceeds from maturities of investments	—	25,000	—
Advances made to university clients	—	(400)	(300)
Advances repaid by university clients	925	350	25
Net cash used in investing activities	(69,325)	(451,398)	(102,461)
Cash flows from financing activities
Proceeds from issuance of common stock, net of offering costs	299,796	—	330,901
Proceeds from debt	371,681	244,724	—
Payments on debt	(250,837)	—	—
Purchases of capped calls in connection with issuance of convertible senior notes	(50,540)	—	—
Prepayment premium on extinguishment of senior secured term loan facility	(2,528)	—	—
Payment of debt issuance costs	(3,419)	(1,953)	—
Tax withholding payments associated with settlement of restricted stock units	(4,784)	(2,574)	(3,451)
Proceeds from exercise of stock options	4,177	3,119	7,366
Proceeds from employee stock purchase plan share purchases	3,960	3,382	3,121
Payments for acquisition of amortizable intangible assets	—	(2,180)	(4,900)
Net cash provided by financing activities	367,506	244,518	333,037
Effect of exchange rate changes on cash	1,212	(1,049)	(1,054)
Net increase (decrease) in cash, cash equivalents and restricted cash	328,997	(259,903)	226,402
Cash, cash equivalents and restricted cash, beginning of period	189,869	449,772	223,370
Cash, cash equivalents and restricted cash, end of period	$518,866	$189,869	$449,772

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of adjusted EBITDA (loss) to net loss for each of the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

	(in thousands, except share and per share amounts)
Net loss	$(37,657)	$(44,584)	$(216,484)	$(235,222)
Stock-based compensation expense	18,080	15,418	82,042	51,504
Foreign currency (gain) loss	(230)	(386)	1,429	707
Amortization of acquired intangible assets	10,385	10,834	42,442	28,697
Income tax benefit on amortization of acquired intangible assets	(271)	(403)	(1,328)	(1,568)
Acquisition-related income tax expense (benefit)	—	298	—	(17,460)
Loss on debt extinguishment	—	—	11,671	—
Impairment charge	—	—	—	70,379
Other*	5,662	7,672	16,497	31,084
Adjusted net loss	(4,031)	(11,151)	(63,731)	(71,879)
Net interest expense	7,768	4,576	25,963	7,619
Income tax expense (benefit)	337	(837)	(186)	(832)
Depreciation and amortization expense	14,678	12,370	54,027	41,146
Adjusted EBITDA (loss)	$18,752	$4,958	$16,073	$(23,946)

Net loss per share, basic and diluted	$(0.52)	$(0.70)	$(3.22)	$(3.83)
Adjusted net loss per share, basic and diluted	$(0.06)	$(0.18)	$(0.97)	$(1.17)
Weighted-average shares of common stock outstanding, basic and diluted	72,228,308	63,481,130	67,142,976	61,393,666

*	Includes (i) transaction and integration costs of $0.8 million and $1.1 million in the three months ended December 31, 2020 and 2019, respectively and $2.3 million and $8.0 million for the years ended December 31, 2020 and 2019, respectively, (ii) restructuring-related costs of $3.7 million and $3.7 million in the three months ended December 31, 2020 and 2019, respectively and $6.8 million and $10.8 million for the years ended December 31, 2020 and 2019, respectively, (iii) stockholder activism and litigation-related costs of $1.2 million and $1.0 million in the three months ended December 31, 2020 and 2019, respectively and $7.4 million and $1.0 million for the years ended December 31, 2020 and 2019, respectively, and (iv) deferred revenue fair value adjustments of $1.9 million and $11.2 million in the three months and year ended December 31, 2019, respectively.

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of unlevered free cash flow to net cash provided by (used in) operating activities for each of the twelve-month periods indicated:

	Twelve Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020

	(in thousands)
Net cash provided by (used in) operating activities	$29,604	$26,829	$(10,669)	$(29,309)
Additions to amortizable intangible assets	(62,784)	(60,723)	(64,990)	(67,161)
Purchases of property and equipment	(6,517)	(7,627)	(9,536)	(12,693)
Payments on acquisition of amortizable intangible assets	—	(897)	(897)	(897)
Payments to university clients	5,800	4,100	7,500	14,925
Non-ordinary cash payments*	19,379	17,153	17,874	19,544
Free cash flow	(14,518)	(21,165)	(60,718)	(75,591)
Cash interest payments on debt	10,785	11,270	16,475	17,064
Unlevered free cash flow	$(3,733)	$(9,895)	$(44,243)	$(58,527)

*	Includes transaction, integration, restructuring-related, stockholder activism, and litigation-related costs.

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of adjusted EBITDA guidance to net loss guidance, at the midpoint of the ranges provided by the company, for the period indicated:

Year Ending December 31, 2021
(in millions)
Net loss	$(175.0)
Stock-based compensation expense	107.0
Foreign currency (gain) loss	—
Amortization of acquired intangible assets	40.0
Income tax benefit on amortization of acquired intangible assets	—
Other	—
Adjusted net loss	(28.0)
Net interest expense	30.0
Income tax benefit	(4.5)
Depreciation and amortization expense	57.5
Adjusted EBITDA	$55.0

2U, Inc.

Key Financial Performance Metrics

(unaudited)

Full Course Equivalent Enrollments

Degree Program Segment

The following table presents the FCE enrollments and average revenue per FCE enrollment in the company’s Degree Program Segment for the last eight quarters.

	Q4 ‘20	Q3 ‘20	Q2 ‘20	Q1 ‘20	Q4 ‘19	Q3 ‘19	Q2 ‘19	Q1 ‘19
Degree Program Segment FCE enrollments	58,425	47,842	46,142	45,734	41,704	40,910	39,180	39,512
Degree Program Segment average revenue per FCE enrollment	$2,234	$2,551	$2,507	$2,590	$2,595	$2,527	$2,588	$2,637

Alternative Credential Segment

The following table presents the FCE enrollments and average revenue per FCE enrollment in the company’s Alternative Credential Segment for the last eight quarters.

	Q4 ‘20	Q3 ‘20	Q2 ‘20	Q1 ‘20	Q4 ‘19	Q3 ‘19	Q2 ‘19	Q1 ‘19
Alternative Credential Segment FCE enrollments	22,190	23,067	20,435	15,141	14,639	14,729	12,662	9,128
Alternative Credential Segment average revenue per FCE enrollment*	$3,821	$3,426	$3,279	$3,766	$3,883	$3,825	$2,955	$1,979

*	The Trilogy acquisition was completed on May 22, 2019. Average revenue per FCE enrollment for the company’s Alternative Credential Segment includes $3.3 million, $6.0 million and $1.9 million of purchase accounting adjustments for the second, third and fourth quarters of 2019, respectively.